FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

[X]       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

     OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report   February 23, 2005

                        OR

[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

             OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ................ to ...................

Commission File Number 0‑5486

                         PRESIDENTIAL LIFE CORPORATION_________________________

  (Exact name of registrant as specified in its charter)

           Delaware                                                                         13‑2652144________________

(State or other jurisdiction of        (I.R.S Employer Identification No.)

incorporation or organization)

69 Lydecker Street, Nyack, New York                      10960

(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    845‑358‑2300

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR        240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).

On February 16, 2005, Company’s Board of Directors, after consultation with the Company’s management, concluded that the Company’s financial statements for the periods ended December 31, 2003, 2002 and 2001 and March 31, 2004, June 30, 2004 and September 30, 2004 should no longer be relied upon because of an error in such financial statements related to the accounting treatment for certain principal protected notes in the Company’s investment portfolio.  Such statements are being restated and will be reported in the Company’s Form 10-K for the year ended December 31, 2004, which will be filed with the Securities and Exchange Commission on or before March 15, 2005, and in the Company’s 2005 Forms 10-Q. The restatements will have no impact on the Company’s liquidity or net cash flow for 2004 or any of the prior periods affected.  The Audit Committee of the Board of Directors has discussed these conclusions with Company’s independent registered public accountants, Deloitte & Touche LLP.

The principal protected notes are notes or trust units issued by entities established by third party investment firms representing interests in two underlying investments made by the note issuer:  (i) a variable rate income note issued through an unaffiliated collateralized debt obligation structure and (ii) a U.S. Treasury Bond in the principal amount of the Company’s initial investment in the principal protected note with a maturity date the same as the principal protected note.

The Company originally purchased these investments during the period from 1997 through 1999.  Between 1999 and 2001, most of the underlying variable rate income notes ceased making periodic income payments.  As a result, income distributions from the principal protected notes to the Company ceased as well.  In previous filings, the Company has treated the diminution in fair value of the principal protected notes as unrealized losses, which have been reflected as charges against other comprehensive income in the Company’s financial statements.  This treatment was based on the following factors considered by the Company:

an understanding that the principal protected notes had been issued to the Company by unaffiliated parties that were not required to be considered for consolidation by the Company;

that the Company’s initial investment in the principal protected notes was virtually guaranteed to be recovered as a result of the principal protection features in the instruments;

that the amounts due to the Company, in accordance with the terms of the principal protected notes, consisted of the return of principal at maturity and periodic interest payments that are contractually variable (from zero to a contractual maximum) in accordance with the terms of the notes; and

the Company’s demonstrated ability and intent to hold such principal protected notes until their respective maturity dates.

In connection with a recent review by the Company regarding the impact of certain accounting pronouncements on the Company’s accounting treatment of the principal protected notes, management has now determined that the issuers of certain of the principal protected notes in its portfolio are legal entities in which the Company has a majority interest.  As such, the Company is, and has been since the time of the original purchases of such instruments, required to consolidate such issuers in accordance with generally accepted accounting principles.  Historically, the Company has not consolidated such issuers in preparing its financial statements.

The effect of the consolidation requirement is as follows:

The principal protected notes that were previously recorded by the Company are eliminated in consolidation

Through consolidation of the issuers, the Company records the individual assets of the issuers (i.e., the investments in the underlying variable rate income notes and U.S Treasury Bonds or similar instrument) in its financial statements and applies applicable accounting standards to the individual financial instruments as follows:

The variable rate income notes are assessed for impairment and written down to fair value through the income statement when an other-than-temporary impairment of the income note has been determined.

The U.S. Treasury strips are recorded at cost on the date of purchase with the amortization of discount reflected as interest income in subsequent financial statements.

The Company is in the process of refining the impact of the restatement on each of the years to be presented in the 2004 Form 10-K.  Overall, the Company has tentatively concluded the following with regard to such impact:

The restatement will result in a material decrease in accumulated retained earnings (due to the other than temporary impairment of the variable rate income notes), offset by a material increase in accumulated other comprehensive income (since the impairment of the notes had been accounted for as unrealized losses, which were treated as a charge against other comprehensive income).  This will be reported as the cumulative effect of a correction of an error, as of January 1, 2002, for the impact of the restatement for periods prior to such date;

Total stockholder’s equity as of January 1, 2002 will not be negatively affected by the aforementioned cumulative effect adjustment;

Net income for 2002 and 2003 will be increased from amounts previously reported, due to the amortization of the discounts for the U.S. Treasury strips as they move towards maturity;

Net income for 2004, as well as for all periods that the Company continues to hold such principal protected notes through to the respective maturity dates, will increase from that which would otherwise have been reported by the Company following its historical accounting practice, due to the amortization of the discounts for the U.S. Treasury strips as they move towards maturity; and

The restatement will have no impact on the Company’s liquidity or net cash flows for 2004 or any prior period.

The estimated net effect of these accounting changes will be an increase in the realized loss component of other comprehensive income of approximately $120 million to $140 million as of 12/31/01, which will be offset substantially by a corresponding decrease in the unrealized loss component of other comprehensive income as of the same date.  In addition, the Company will recognize increased income through 12/31/04 of approximately $50 million to $70 million attributable to the amortization of the discounts on the U.S. Treasury strips from the dates that the Company purchased them.  The Company did not recognize such income prior to consolidating these investments.

PRESIDENTIAL LIFE CORPORATION

February 23, 2005

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   Presidential Life Corporation

(Registrant)

Date:  February 23, 2005           /s/ Herbert Kurz

Herbert Kurz, President and Chief     Executive Officer of the Registrant

Date:  February 23, 2005         /s/ Charles Snyder

                                     Charles J. Snyder, Principal

                                     Accounting Officer of the Registrant